UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 14, 2007
VISTEON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 14, 2007, the Board of Directors of Visteon Corporation (the “Company”) approved amendments to the Visteon Corporation 2004 Incentive Plan (the “Incentive Plan”) and the Visteon Corporation Employees Equity Incentive Plan (the “EEI Plan”; and, together with the Incentive Plan, the “Plans”). The amendments to the Plans add flexibility in the consideration the Company may accept upon exercise of employee stock options, including the surrender of shares of common stock of the Company that have been held for less than six months, to reflect recent changes to applicable accounting rules.
     The foregoing description of the amendments to the Plans is qualified in its entirety by reference to the text of the respective amendments, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment to the Visteon Corporation 2004 Incentive Plan, effective as of June 14, 2007.

10.2	Amendment to the Visteon Corporation Employees Equity Incentive Plan, effective as of June 14, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION
Date: June 20, 2007	By:	/s/ William G. Quigley III
William G. Quigley III
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page
10.1	Amendment to the Visteon Corporation 2004 Incentive Plan, effective as of June 14, 2007.
10.2	Amendment to the Visteon Corporation Employees Equity Incentive Plan, effective as of June 14, 2007.